Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to the Registration Statement on Form F-10 (File No. 333-276333) of Cybin Inc. (the "Company"), of our auditor's report dated June 28, 2023, with respect to the consolidated financial statements of Small Pharma Inc. as at February 28, 2023 and February 28, 2022, and for each of the years in the two year period ended February 28, 2023.

/s/ MNP LLP

Chartered Professional Accountants
Licensed Public Accountants

Toronto, Canada
April 10, 2024